March 22, 1999

Dear Shareholder:

The Directors and Officers of The Somerset Group, Inc. join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 21, 1999, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana.

We hope you plan to attend the annual meeting where we will review our past performance and our plans for the future.

The formal notice of the annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to assure that your votes on the business matters of the meeting will be recorded. Returning the proxy does not affect your right to vote in person on all matters brought before the meeting.


Sincerely,





Robert H. McKinney
Chairman







FIRST INDIANA PLAZA
135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, IN  46204
(317) 269-1285




                         	THE SOMERSET GROUP, INC.
	                       135 North Pennsylvania Street
	                             Suite 2800
                       	Indianapolis, Indiana  46204




	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of The Somerset Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Somerset Group, Inc. will be held on Wednesday, April 21, 1999, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets Seventh Floor, Indianapolis, Indiana, to consider and take action on the following matters:

1.	Election of Directors.  The election of directors as set forth in the Proxy
Statement.

2.	Other Business.  The transaction of such other business as properly may come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on February 26, 1999 are entitled to vote at the meeting or any adjournment thereof.



By order of the Board of Directors




Sharon J. Sanford
Secretary


March 22, 1999










	IMPORTANT

PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.




                          	THE SOMERSET GROUP, INC.

	                       135 North Pennsylvania Street
                               	Suite 2800
                        	Indianapolis, Indiana  46204
                              	(317) 269-1285


                             	PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of The Somerset Group, Inc. (the "Corporation") for use at the annual meeting of shareholders to be held on Wednesday, April 21, 1999, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana, and any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting of Shareholders, this Proxy Statement and accompanying form of proxy are first being sent or given to shareholders on or about March 22, 1999.

The election of directors will be determined by a plurality of the shares present in person or represented by proxy. The holder of each outstanding share of Common Stock is entitled to vote for as many persons as there are directors to be elected. Any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director or for or against any other matter to come before the Annual Meeting.

A proxy in the enclosed form, if properly executed, duly returned to the Corporation and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented thereby on such matters in accordance with their best judgment. Other than the election of directors, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Corporation in writing or at the Annual Meeting or by providing a proxy bearing a later date.


	VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record as of the close of business on February 26, 1999 will be entitled to vote at the Annual Meeting. The Corporation has only one class of stock, its common stock, of which 2,873,906 shares were outstanding as of the close of business on February 26, 1999.

The following table shows, as of February 26, 1999, the number and percentage of shares of common stock owned beneficially by (i) each person who owned beneficially more than 5% of the issued and outstanding common stock of the Corporation and (ii) executive officers and directors as a group:

   Name and Address				 			                                      	Percent
	   of Beneficial            		   		Amount and Nature of	      	    of
        Owner            	         	Beneficial Ownership	 	        Class

Robert H. McKinney
135 N. Pennsylvania St., Suite 2800
Indianapolis, Indiana 46204	          			1,218,424(1)	           		41.2%

Marni McKinney
135 N. Pennsylvania St., Suite 2800
Indianapolis, Indiana 46204	          			1,218,424(1)           			41.2%

Marvin C. Schwartz
c/o Neuberger & Berman
605 Third Avenue
New York, New York 10158	              		  186,718(2)           			6.5%

All executive officers and directors
as a group (11 persons)	              			1,499,769(3)          			49.9%

Unless otherwise noted, the above named persons have sole voting power and sole investment power.

(1)	These shares are beneficially owned by a group consisting of Robert H.
McKinney and Marni McKinney. Robert H. McKinney is deemed to be a beneficial owner as specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 556,233 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney and Kevin K. McKinney. The total held by the group also includes 38,063 shares owned directly by Mr. McKinney, 28,362 shares owned of record by his wife, and 46,189 shares subject to options granted under the Corporation's Stock Incentive Plans. The total held by the group also includes 477,038 shares held in two irrevocable trusts of which Marni McKinney is the Trustee and which were established by Mr. McKinney for the benefit of his children. The above number also includes 36,507 shares which Ms. McKinney owns individually and 36,032 shares subject to options granted under the Corporation's Stock Incentive Plans.

(2)	This information is taken from the Schedule 13D Report dated February 26,
1992, and filed by the shareholder with the Securities and Exchange Commission concerning shares held by it. It does not reflect any changes in those shareholdings which may have occurred since the date of such filing.

(3)	Includes 92,283 shares subject to options granted under the Corporation's
Stock Incentive Plans and 34,386 shares subject to options granted under the 1991 Director Stock Option Plan.


	PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Three directors are to be elected. Patrick J. Early, William L. Elder and Marni McKinney have been nominated for a term of three years and until their successors are elected and qualified. Those three persons are members of the present Board of Directors. The other directors listed in the table below will continue in office until expiration of their terms. If, at the time of the 1999 Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. Effective upon the date of the Annual Meeting, H. J. Baker will retire from the Board of Directors. The Board of Directors does not intend to fill this vacancy, and plans to amend the By-Laws accordingly. However, in order to maintain an equal number of directors per class of directors, Mr. Early has agreed to stand for reelection at the 1999 Annual Meeting rather than waiting until his current term expires in 2001. The Board of Directors thanks Mr. Baker for his years of dedicated service to the Corporation.

The Board of Directors unanimously recommends the election of the following nominees:

  Name, Age, Principal					                  Common Stock
  Occupation(s) and			  			                  Beneficially		          Percent
  Business Experience	 	 	        Director	  Owned on	 	              of
  During Past 5 Years 			         Since      February 26, 1999		      Class


The NOMINEES for election are:

Patrick J. Early, Age 41		          1998	        53,985		             1.9%
President of Somerset Financial
Services, a Division of the Corporation;
formerly, President of Whipple &
Company; Certified Public Accountant,
Certified Financial Planner, and Personal
Financial Specialist.

William L. Elder, Age 76		          1986	       134,813(1)	           4.7%
Formerly Chairman of Southern
Indiana Commerce Corporation;
formerly President of Southern
Indiana Railway, Inc.; formerly
Director of Merchants National
Corporation, a bank holding company,
and Merchants National Bank and
Trust Company.

  Name, Age, Principal		             			      Common Stock
  Occupation(s) and			  			                   Beneficially		      Percent
  Business Experience	 	 	   Director	        Owned on	           of
  During Past 5 Years 			     Since           February 26, 1999   Class


Marni McKinney, Age 42			       1987	          1,218,424(2)	       41.2%
President and Chief Executive Officer
of the Corporation; Vice Chairman and
Director of First Indiana Corporation and
Chairman of First Indiana Bank; formerly
President and Chief Operating Officer of
the Corporation (1993-1995) and Executive
Vice President of the Corporation
(1987-1992); formerly Vice President and
Director of Strategic Planning of, First
Indiana Bank; formerly Vice President
of First Indiana Corporation.

 	      Directors whose terms expire
      in 2000:

Douglas W. Huemme, Age 57		         1990		          12,503(3)	           (4)
Chairman, President and Chief
Executive Officer, Lilly Industries,
Inc., industrial coatings;
formerly Vice President and Group
Executive - Chemicals Group,
Whittaker Corporation.

Malcolm Archibald Leslie, Age 49	    1997            3,126(5)            (4)
Private investor; formerly General
Partner of CID Equity Partners, private
venture capital firm; formerly Director -
International Treasury, Cummins Engine
Company, Inc., manufacturer of
diesel engines.

Kevin K. McKinney, Age 41		         1990		           24,314(6)	          (4)
Vice President of the Corporation;
Publisher of NUVO Newsweekly
and Chairman and President of
NUVO, Inc.; formerly President,
Mid America Media; formerly
Chairman, Indianapolis Extra, Ltd.






  Name, Age, Principal	      				         Common Stock
  Occupation(s) and			  			               Beneficially		      Percent
  Business Experience	 	 	      Director  Owned on	 		        of
  During Past 5 Years 			       Since     February 26, 1999   Class

      Directors whose terms expire
       in 2001:

Gary L. Light, Age 61				         1997	      	 4,126(5)		     (4)
President, E.V.A. Investors, Inc.;
formerly Vice Chairman and Chief
Financial Officer of Sofmor Danck, Inc.
Trustee of PIMCO Mutual Fund Group.

Robert H. McKinney, Age 73		      1985      1,218,424(7)	     	41.2%
Chairman of the Corporation; Chairman
and Chief Executive Officer of First Indiana
Corporation; Chairman of the Executive
Committee, First Indiana Bank; formerly,
Chief Executive Officer of the Corporation
(1984-1995); retired Partner of Bose
McKinney & Evans, attorneys; Director of
First Indiana Corporation; Chairman,
Federal Home Loan Bank Board (1977-1979).

Michael L. Smith, Age 50		        1988          12,659(3)          (4)
Senior Vice President, Finance,
Anthem, Inc.; formerly
Chief Operating Officer and Chief Financial
Officer of American Health Network;
formerly President of Somerset Financial
Services, a division of the Corporation;
Director, Finishmaster, Inc.
formerly Chairman, Director, President
and Chief Executive Officer, Mayflower
Group, Inc., diversified transportation
services; Director of First Indiana
Corporation and Finish Master, Inc.
______________
(1)	Includes 130,124 shares which Mr. Elder owns individually and 4,689 shares subject to options granted under the 1991 Director Stock Option Plan.

(2)	See note (1) to the table under heading "Voting Securities and Principal
Holders Thereof" above. Ms. McKinney is a daughter of Robert H. McKinney and a sister of Kevin K. McKinney.

(3)	Includes 7,815 shares subject to options granted under the 1991 Director
Stock Option Plan.

(4)	The number of shares represents less than 1% of the outstanding shares of the Corporation.

(5)	Includes 3,126 shares subject to options granted under the 1991 Director
Stock Option Plan.

(6)	Includes 18,625 shares owned directly and 5,689 shares subject to options granted under the Corporation's Stock Incentive Plans. Mr. McKinney is a son of Robert H. McKinney and a brother of Marni McKinney.

(7)	See note (1) to the table under heading "Voting Securities and Principal
Holders Thereof" above.


The Board of Directors met four times during the Corporation's last fiscal year. All directors attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

Nominees for election as a director of the Corporation are selected by the Board of Directors.

	Certain Committees of the Board of Directors

Among other committees, the Board of Directors has an Audit Committee and a Compensation and Policy Committee.

The functions of the Audit Committee are: (1) to review audits of the accounting records of the Corporation and its financial statements performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statements and internal controls, (3) to recommend to the Board the engagement or discharge of the independent auditors and (4) to perform such other functions as the Committee deems necessary or desirable. The members of the Audit Committee are: H. J. Baker (Chairman), William L. Elder and Gary L. Light. The Committee met once during the last fiscal year of the Corporation. (Mr. Light will become Chairman upon Mr. Baker's retirement from the Board of Directors.)

The functions of the Compensation and Policy Committee are to review and make recommendations to the Board of Directors with respect to the compensation, including stock incentives, of the officers and key employees of the Corporation and its subsidiaries and review other policy matters. The members of the Compensation and Policy Committee are: William L. Elder (Chairman), Douglas W. Huemme and Michael L. Smith. The Committee met three times during the last fiscal year of the Corporation.

	Certain Transactions

In 1996, the Corporation purchased from First Indiana Bank (the "Bank") all of the outstanding capital stock of One Investment Corporation ("One Investment"), a wholly owned subsidiary of the Bank that owned all of the outstanding capital stock of One Insurance Agency, Inc. ("One Insurance"). As a result of this transaction, and through a multi-year operating agreement that the Corporation entered into with First Indiana Corporation and the Bank, the Corporation is providing non-FDIC-insured investment and insurance products and services to the Bank's customers, and the Bank is focusing its efforts on delivering traditional banking services. During the year ended December 31, 1998, the Corporation paid to the Bank $81,947 in accordance with the terms of the purchase agreement and the operating agreement. Robert H. McKinney and Marni McKinney are officers, directors and shareholders of First Indiana Corporation and/or the Bank, the Corporation is a substantial shareholder of First Indiana Corporation, and Michael L. Smith is a director of First Indiana Corporation and the Bank.








	COMPENSATION OF DIRECTORS
	AND EXECUTIVE COMPENSATION

(a)	Summary Compensation Table.

The following table sets forth the compensation awarded to, earned by, or paid by the Corporation during the last three fiscal years to Ms. McKinney as President and Chief Executive Officer of the Corporation during that period, and to the three executive officers whose cash compensation in 1998 exceeded $100,000.


                                                       Long Term
  		                                                   Compensation
                           Annual Compensation     	      Awards
                                               Other  	 Securities	    All
 Name and					                                 Annual		 Underlying    Other
 Principal			                Salary   Bonus    Compen-	 Options	  Compensation
 Position              Year    ($)      ($)   sation ($)  (#)           ($)


Marni McKinney        	1998	$100,000	    -   	$31,000  	4,000    	$7,691(1)
President and          1997  $80,000	$20,000	$158,288  	6,250    	$4,800
Chief Executive        1996 	$80,000	    -     	 -     	9,375     $2,963
Officer

Patrick J. Early(2)   	1998	$227,500     -      	-     	2,500	   $10,442(1)
President of Somerset
Financial Services Division

Robert S. Kaspar(3)   	1998	$176,166	    -    	   -    	2,500    	$9,420(1)
Executive Vice         1997	$109,560	$10,000	     -    	3,125    	$7,096
President Business
Development

Joseph M. Richter     	1998	$100,951	    -        -     2,500	    $7,362(1)
Executive Vice Presidnt1997  $97,846	 6,000 	     -    	4,375    	$7,512
Finance and Treasurer	 1996 	$97,000	$5,256	      -    	6,250    	$4,374


___________________
(1)	Consists of (i) the Corporation's contributions to the Corporation's retirement during 1998 for the accounts of Ms. McKinney, Mr. Early, Mr. Kaspar, and Mr. Richter in the amounts of $7,231, $9,514, $8,571 and $6,417, respectively, (ii) the Corporation's contributions to the Corporation's Stock Incentive Plans during 1998 for the accounts of Ms. McKinney, Mr. Early, Mr. Kaspar, and Mr. Richter in the amounts of $460, $928, $696 and $450, respectively, and (iii) premiums during 1998 for term life insurance policies for Mr. Kaspar and Mr. Richter in the amounts of $153 and $495, respectively.

(2) Mr. Early was employed by the Corporation beginning on January 20, 1998. Accordingly, no compensation information is given for Mr. Early as to 1997 or 1996.

(3)	Mr. Kaspar was employed by the Corporation beginning on February 1, 1997.
Accordingly, no compensation information is given for Mr. Kaspar as to 1996.





(b)	Options Tables.

Grants. The following table sets forth the grants of stock options made during fiscal year 1998 to Ms. McKinney, Mr. Early, Mr. Richter and Mr. Kaspar.

                   Number
                   of       	% of Total
                   Securities Options
                   Underlying		Granted to  Exercise
                   Options	  	Employees	or Base
                   Granted	  	in Fiscal   	Price
       Name          (#)     Year 1998    ($/Share)   Expiration Date


Marni McKinney		     	4,000     6.4%     $25.99    	 February 17, 2003
Patrick J. Early     	2,500     4.0%     $16.38    	 February 17, 2004
Robert S. Kaspar	     2,500     4.0%     $16.38	     February 17, 2004
Joseph M. Richter     2,500     4.0%     $16.38      February 17, 2004

         	Options Repricing.  On February 17, 1999, the Compensation and Policy
Committee approved a repricing of certain options granted in February 1998 to employees pursuant to the Corporation's Stock Incentive Plans.  Because of a
decline in market value of the Corporation's Common Stock, certain outstanding options were exercisable at prices that exceeded the market value of the Common
Stock.  In view of this decline and in keeping with the Corporation's philosophy of using equity incentives to motivate and retain qualified employees, the
Compensation and Policy Committee believed it important to regain the incentive intended to be provided by options to purchase shares of the Corporation's
Common Stock.  The Compensation and Policy Committee believed the repricing was necessary as a result of the competition in the Corporation's industry for accounting professionals, managers, and other employees.  Furthermore, the failure of the Corporation to provide competitive equity-based compensation could require the Corporation to pay significantly higher salaries and bonuses in order to attract and retain the best personnel.  In light of the fact that increased cash compensation would reduce earnings and would likely result in an immediate drop in the value of the Common Stock, the Compensation and Policy
Committee believed that repricing outstanding options and regaining incentives intended to be provided by such options would be in the best interest of the
Corporation and its shareholders.

The exercise price of the repriced options was the then-current fair market value of the Common Stock, thus requiring the stock price to increase in order for the optionees to realize any value. In addition, in exchange for the repricing, the vesting periods under the options were restarted. Also, the expiration date of the options was extended one year. Twenty five employees had options repriced, involving an aggregate 53,063 shares of Common Stock. The options of Robert H. McKinney and Marni McKinney were not repriced, but Messrs. Early, Kaspar, and Richter had options repriced. (The above-table reflects the adjusted exercise price.)

Other Option Information. The following table sets forth that none of Ms. McKinney, Mr. Early, Mr. Kaspar, and Mr. Richter exercised any options during fiscal year 1998, and also sets forth the December 31, 1998 value of the unexercised options of each such executive officer.


               	AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  	AND
                      	FISCAL YEAR-END OPTION VALUES*

                                  Number of Securities
                                  Underlying Unexercised       Value of Unexercised
                Shares		          Options at                   In-the-Money Options
              Acquired On  Value       at December 31, 1998      December 31, 1998
Name           	Exercise Realized Exercisable Unexercisable Exercisable Unexercisable

Marni McKinney     	-     	 -       25,782     10,250       	$213,363      	-
Patrick J. Early   	-       -          -	       2,500 	         -          	-
Robert S. Kaspar   	-       -      	   -	       5,625 	         -       	  $1,797
Joseph M. Richter  	-       -        6,250      6,875 	       $32,344     	$2,516

___________________
     *The repricing of options described above did not affect any of the amounts set forth in this table.

(c)	Compensation of Directors.

During the Corporation's last fiscal year, directors who are not salaried officers received a quarterly fee of $1,500 per quarter, a fee of $600 for each Board meeting attended, and a fee of $400 for each Board committee meeting attended.

The Corporation's 1991 Director Stock Option Plan provides for the issuance of non-qualified options to purchase 1,563 shares to each outside director of the Corporation on August 14, 1991 and thereafter on the date of each annual meeting of shareholders. No option is exercisable during the period of one year following the date of grant of such option, and options granted under the plan must specify an exercise price of not less than 100% of the market price of the shares at the date of grant.

	SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next annual meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that meeting no later than November 23, 1999. Any such proposals should be sent to the attention of the Secretary of the Corporation. Shareholder proposals not included in the Corporation's 2000 proxy solicitation materials must, in order to be considered at the 2000 Annual Meeting, be submitted in writing to the Secretary of the Corporation at least sixty days before the date of the 2000 Annual Meeting, or, if the 2000 Annual Meeting is held prior to March 21, 2000, within ten days after notice of the Annual Meeting is mailed to shareholders. The Board of Directors of the Corporation will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 2000 proxy solicitation materials or consideration at the 2000 Annual Meeting.

	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of the Corporation's officers, and its directors and persons who own more than 10% of the Corporation's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that during 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

	FINANCIAL STATEMENTS AND OTHER INFORMATION

The Corporation's financial statements for the fiscal year ended December 31, 1998, were audited by KPMG LLP ("KPMG"). Representatives of KPMG are expected to attend the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Annual Report of the Corporation for the year ended December 31, 1998, including audited financial statements, has been mailed to the shareholders. The Annual Report is not to be considered as proxy solicitation material.

	OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

	EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing the proxy form and material used in the solicitation of proxies will be paid by the Corporation. The solicitation will not be made by specially engaged employees or paid solicitors. In addition to the use of the mails, solicitation may be made by employees of the Corporation by telephone, telegraph, cable or personal interview.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Therefore, shareholders who do not expect to attend in person are urged to execute and return the proxy.

For the Board of Directors



Sharon J. Sanford
Secretary


March 22, 1999


 215970

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